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Baird, Kurtz & Dobson
City Center Square
1100 Main Street, Suite 2700                       816 221-6300
Kansas City, Missouri 64105-2112               FAX 816 221-6380
www.bkd.com

                                   Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                             The Board of Directors
                          Midwest Grain Products, Inc.

     We consent to the incorporation by reference in Registration Statement No. 333-51849, on Form S-8 and the related Prospectus dated May 5, 1998, of Midwest Grain Products, Inc. of our report dated July 30, 1999, relating to the consolidated balance sheets of Midwest Grain Products, Inc. as of June 30, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1999, which report is incorporated by reference in the Annual Report on Form 10-K of Midwest Grain Products, Inc. for the fiscal year ended June 30, 1999, and of our report dated July 30, 1999, with regard to the financial statement schedule that is included in such Form 10-K for the year ended June 30, 1999. We also consent to the reference to our firm under the heading "Experts" in the Prospectus to the Registration Statement.


                                                     s/Baird, Kurtz & Dobson
                                                     BAIRD, KURTZ & DOBSON
                                                     Solutions for Success
Kansas City, Missouri
September 17, 1999
Member of Moores Rowland International